Exhibit 31.1

[for the pre-Regulation AB period from and including July 1, 2005 to and including January 31, 2006 (the last day of the distribution period before which the BA Credit Card Trust first issued securities subject to Regulation AB)]

Exhibit 31.1

[for the period from and including July 1, 2005

to and including January 31, 2006]

Certification

I, Marcie E. Copson-Hall, certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the BA Credit Card Trust;

2.

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4.

I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement, and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that servicing agreement; and

5.

The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York and JPMorgan Chase Bank.

Date: May 9, 2007

By:	/s/ Marcie E. Copson-Hall
Name:	Marcie E. Copson-Hall
Title:	Senior Vice President (senior officer in charge of the servicing function)